Exhibit 10.10

Swiss Life Ltd, General-Guisan-Quai 40, P.O. Box, 8022 Zurich

Pension plan

This pension plan is an integral part of the pension fund regulations. The pension fund regulations and information on current conditions can be found at www.swisslife.ch/protectadditional

General

Foundation:	Swiss Life Collective Foundation for Complementary Occupational Benefits
Collective foundation with full insurance coverage
Type of occupational benefits:	Complementary occupational benefit - SL Business Protect
Employee benefits of the company:	Aebi Schmidt Holding AG, Burgdorf
Contract:	314325
Group of insured persons:	Bericht an GLM oder Key Person

Effective from:	01.01.2024

Age of admittance to risk insurance:	18 (in accordance with BVG)
Age of admittance for savings:	25 (in accordance with BVG)

Retirement at reference age:	men: 65, women: 65* (in accordance with BVG)

Financing of early retirement:	possible
Deferred retirement:	possible
Partial retirement:	possible

Interest rates

on supplementary retirement savings:	in accordance with Swiss Life group premium rate
for calculating the maximum possible retirement savings at time of purchase:	1.50%

Salary definition

Reported annual salary:	in accordance with AHV criteria with the following deviations

Bonus	included

Annual salary

Annual salary savings component:	annual salary, up to 3’000% of max. AHV retirement pension
Annual salary risk component:	annual salary, up to 3’000% of max. AHV retirement pension

Salary limit for admittance:	300% of max. AHV retirement pension
If annual salary falls below salary limit:	not insured

Insured salary

The insured salary corresponds to the annual salary minus the coordination offset.

Coordination offset for savings component:	300% of max. AHV retirement pension
Coordination offset for risk component:	no coordination offset

Level of employment considered:	yes

Minimum of insured salary for savings:	12.5% of max. AHV retirement pension
Minimum of insured salary for risk:	12.5% of max. AHV retirement pension

* From 1 January 2024 the following applies to women: year of birth (YoB) up to 1960: 64, YoB 1961: 64 ¼, YoB 1962: 64 ½, YoB 1963: 64 ¾, YoB 1964: 65

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 1/4

Contract: 314325, Bericht an GLM oder Key Person

Retirement credits

As % of insured salary (savings)

Age
25 - 34	13%
35 - 44	15%
45 - 54	15%
55 - 65	17%

Benefits

Retirement benefits

Type of benefit:	retirement capital with option of drawing pension

Retired person’s children’s benefit:	20% of retirement pension
Final age retired person’s children’s benefit:	18 (in accordance with BVG)

Conversion rate

on supplementary retirement savings:	The current conversion rates are under
www.swisslife.ch/protectadditional

Benefits in the event of death after retirement

The following conditions apply for pension payments:

Spouse’s or unmarried partner’s pension:	60% of retirement pension
Orphan’s benefit:	20% of retirement pension
Final age orphan’s benefit:	18 (in accordance with BVG)

Benefits in the event of disability prior to retirement

Disability income

for illness:	44% of annual salary (risk)

for accident:	44% of annual salary (risk) exceeding max. UVG salary

Waiting period:	24 months

Disabled person’s children’s benefit

for illness:	3% of annual salary (risk)

for accident:	not insured

Final age disabled person’s children’s benefit:	18 (in accordance with BVG)

Waiting period:	24 months

Waiver of contribution

Waiting period:	3 months

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 2/4

Contract: 314325, Bericht an GLM oder Key Person

Benefits in the event of death prior to retirement

Spouse’s or unmarried partner’s pension

for illness:	not insured

for accident:	not insured

Orphan’s benefit

for illness:	3% of annual salary (risk)

for accident:	not insured

Final age orphan’s benefit:	18 (in accordance with BVG)

Lump-sum death benefit

For persons, who meet the conditions of entitlement for a spouse’s/unmarried partner’s pension:

	for illness:	for accident:

Lump-sum death benefit from accumulated retirement savings:	The accumulated retirement savings, after deduction of the lump-sum death benefit from purchases of the insured person, are paid out	The accumulated retirement savings, after deduction of the lump-sum death benefit from purchases of the insured person, are paid out

Lump-sum death benefit from insured person’s purchases (without purchases due to funding early retirement)	100% of the purchases of this employee benefits institution plus purchases confirmed by the previous employee benefits institution upon admittance to this employee benefits institution or which were exercised and documented of the insured person upon admittance.

Additional lump-sum death benefit:	100% of the final retirement savings with interest	100% of the final retirement savings with interest

For persons who do not meet the conditions of entitlement for a spouse’s/unmarried partner’s pension:

	for illness:	for accident:

Lump-sum death benefit from accumulated retirement savings:	The accumulated retirement savings, after deduction of the lump-sum death benefit from purchases of the insured person, are paid out	The accumulated retirement savings, after deduction of the lump-sum death benefit from purchases of the insured person, are paid out

Lump-sum death benefit from insured person’s purchases (without purchases due to funding early retirement)	100% of the purchases of this employee benefits institution plus purchases confirmed by the previous employee benefits institution upon admittance to this employee benefits institution or which were exercised and documented of the insured person upon admittance.

Additional lump-sum death benefit:	100% of the final retirement savings with interest	100% of the final retirement savings with interest

Contributions

Composition of regular contributions:	- Savings contributions (retirement credits discounted using the interest rates which apply to the retirement savings)
- Risk contributions
- Cost contributions
- Contributions to security fund

Contribution payment mode:	The employer pays the contributions annually in advance

Employee contributions

As % of total contributions:	40%

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 3/4

Contract: 314325, Bericht an GLM oder Key Person

Employer contributions

The employer contribution corresponds to the difference between the total of all contributions and the total of all employee’s contributions.

Other

Mode of pension payment:	quarterly in advance (01.01., 01.04., 01.07., 01.10.)

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 4/4

Swiss Life Ltd, General-Guisan-Quai 40, P.O. Box, 8022 Zurich

Pension plan

This pension plan is an integral part of the pension fund regulations. The pension fund regulations and information on current conditions can be found at www.swisslife.ch/protectadditional

General

Foundation:	Swiss Life Collective Foundation for Complementary Occupational Benefits
Collective foundation with full insurance coverage
Type of occupational benefits:	Complementary occupational benefit - SL Business Protect
Employee benefits of the company:	Aebi Schmidt Holding AG, Burgdorf
Contract:	314325
Group of insured persons:	Konzernleitung

Effective from:	01.01.2024

Age of admittance to risk insurance:	18 (in accordance with BVG)
Age of admittance for savings:	25 (in accordance with BVG)

Retirement at reference age:	men: 65, women: 65* (in accordance with BVG)

Financing of early retirement:	possible
Deferred retirement:	possible
Partial retirement:	possible

Interest rates

on supplementary retirement savings:	in accordance with Swiss Life group premium rate
for calculating the maximum possible retirement savings at time of purchase:	1.50%

Salary definition

Reported annual salary:	in accordance with AHV criteria with the following deviations

Bonus	included

Annual salary

Annual salary savings component:	annual salary, up to 3’000% of max. AHV retirement pension
Annual salary risk component:	annual salary, up to 3’000% of max. AHV retirement pension

Salary limit for admittance:	300% of max. AHV retirement pension
If annual salary falls below salary limit:	not insured

Insured salary

The insured salary corresponds to the annual salary minus the coordination offset.

Coordination offset for savings component:	300% of max. AHV retirement pension
Coordination offset for risk component:	no coordination offset

Level of employment considered:	yes

Minimum of insured salary for savings:	12.5% of max. AHV retirement pension
Minimum of insured salary for risk:	12.5% of max. AHV retirement pension

* From 1 January 2024 the following applies to women: year of birth (YoB) up to 1960: 64, YoB 1961: 64 ¼, YoB 1962: 64 ½, YoB 1963: 64 ¾, YoB 1964: 65

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 1/4

Contract: 314325, Konzernleitung

Retirement credits

As % of insured salary (savings)

Age
25 - 34	15.5%
35 - 44	16.5%
45 - 54	17.2%
55 - 65	18.9%

Benefits

Retirement benefits

Type of benefit:	retirement capital with option of drawing pension

Retired person’s children’s benefit:	20% of retirement pension
Final age retired person’s children’s benefit:	18 (in accordance with BVG)

Conversion rate

on supplementary retirement savings:	The current conversion rates are under
www.swisslife.ch/protectadditional

Benefits in the event of death after retirement

The following conditions apply for pension payments:

Spouse’s or unmarried partner’s pension:	60% of retirement pension
Orphan’s benefit:	20% of retirement pension
Final age orphan’s benefit:	18 (in accordance with BVG)

Benefits in the event of disability prior to retirement

Disability income

for illness:	50% of annual salary (risk)

for accident:	50% of annual salary (risk) exceeding max. UVG salary

Waiting period:	24 months

Disabled person’s children’s benefit

for illness:	5% of annual salary (risk)

for accident:	not insured

Final age disabled person’s children’s benefit:	18 (in accordance with BVG)

Waiting period:	24 months

Waiver of contribution

Waiting period:	3 months

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 2/4

Contract: 314325, Konzernleitung

Benefits in the event of death prior to retirement

Spouse’s or unmarried partner’s pension

for illness:	not insured

for accident:	not insured

Orphan’s benefit

for illness:	5% of annual salary (risk)

for accident:	not insured

Final age orphan’s benefit:	18 (in accordance with BVG)

Lump-sum death benefit

For persons, who meet the conditions of entitlement for a spouse’s/unmarried partner’s pension:

	for illness:	for accident:

Lump-sum death benefit from accumulated retirement savings:	The amount paid out is the part of the accumulated retirement savings, after deduction of the lump-sum death benefit from the purchases of the insured person, which is not needed for funding - of the additional lump-sum death benefit	The amount paid out is the part of the accumulated retirement savings, after deduction of the lump-sum death benefit from the purchases of the insured person, which is not needed for funding - of the additional lump-sum death benefit

Lump-sum death benefit from insured person’s purchases (without purchases due to funding early retirement)	100% of the purchases of this employee benefits institution plus purchases confirmed by the previous employee benefits institution upon admittance to this employee benefits institution or which were exercised and documented of the insured person upon admittance.

Additional lump-sum death benefit:	400% of annual salary (risk)	400% of annual salary (risk)

For persons who do not meet the conditions of entitlement for a spouse’s/unmarried partner’s pension:

	for illness:	for accident:

Lump-sum death benefit from accumulated retirement savings:

The amount paid out is the part of the accumulated retirement savings, after deduction of the lump-sum death benefit from the purchases of the insured person, which is not needed for funding

- of the additional lump-sum death benefit

The amount paid out is the part of the accumulated retirement savings, after deduction of the lump-sum death benefit from the purchases of the insured person, which is not needed for funding

- of the additional lump-sum death benefit

Lump-sum death benefit from insured person’s purchases (without purchases due to funding early retirement)	100% of the purchases of this employee benefits institution plus purchases confirmed by the previous employee benefits institution upon admittance to this employee benefits institution or which were exercised and documented of the insured person upon admittance.

Additional lump-sum death benefit:	400% of annual salary (risk)	400% of annual salary (risk)

Contributions

Composition of regular contributions:	- Savings contributions (retirement credits discounted using the interest rates which apply to the retirement savings)

- Risk contributions
- Cost contributions
- Contributions to security fund

Contribution payment mode:	The employer pays the contributions annually in advance

Employee contributions

As % of total contributions:	40%

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 3/4

Contract: 314325, Konzernleitung

Employer contributions

The employer contribution corresponds to the difference between the total of all contributions and the total of all employee’s contributions.

Other

Mode of pension payment:	quarterly in advance (01.01., 01.04., 01.07., 01.10.)

NVS0009 / 04.2017 / Issued on 27.03.2025	Page 4/4

Swiss Life Ltd, General-Guisan-Quai 40, P.O. Box, 8022 Zurich

Swiss Life Collective BVG Foundation, Zurich

(foundation)

Pension fund regulations

Swiss Life Business Protect

Effective date: 1 January 2024

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Contents

A	General provisions		3
	Art. 1	Object, Basis of the contract and pension fund regulations
	Art. 2	Data protection
	Art. 3	Administration of employee benefits and information for insured persons
	Art. 4	Admittance to employee benefits
	Art. 5	Benefits coverage
	Art. 6	Duty to inform, report and cooperate
B	Definitions and application		5
	Art. 7	Age
	Art. 8	Children entitled to benefits
	Art. 9	Divorce
	Art. 10	Registered partnership
	Art. 11	Transfer of entitlement and pledging, encouraging home ownership
	Art. 12	Part-time employment
	Art. 13	Retirement
	Art. 14	Voluntary extended coverage after reaching the age of 58
	Art. 15	Salary definition
	Art. 16	Insured salary
C	Insurance benefits		9
	Art. 17	Retirement savings
	Art. 18	Retirement pension
	Art. 19	Retired person’s children’s benefit
	Art. 20	Disability
	Art. 21	Disability income
	Art. 22	Disabled person’s children’s benefit
	Art. 23	Waiver of contributions
	Art. 24	Spouse’s pension
	Art. 25	Unmarried partner’s pension
	Art. 26	Orphan’s benefit
	Art. 27	Lump-sum death benefit
D	Financing		13
	Art. 28	Contributions
	Art. 29	Purchase
E	Payment of benefits		15
	Art. 30	Withdrawal from the employee benefits plan and vested benefit
	Art. 31	Application of the vested benefit
	Art. 32	Extension period and extended liability
	Art. 33	Payment
	Art. 34	Form of benefits due
	Art. 35	Cost of living adjustment
F	Relationship to third parties		17
	Art. 36	Coordination with accident and military insurance
	Art. 37	Coordination with other insurance
	Art. 38	Third-party liability
G	Final provisions		18
	Art. 39	Changes
	Art. 40	Effective date
Appendix			19
	I	Encouraging home ownership
	II	Modalities and financing early retirement
	III	Modalities and financing AHV bridging pension
	IV	Glossary / Abbreviations

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A.	General provisions

Art. 1	Object, basis of the contract and pension fund regulations

1 -	Object

The object of this employee benefits plan is to implement measures to protect the insured persons and their survivors against the risks of old age, death and disability.

The Swiss Life Collective BVG Foundation (the foundation) has been entered in the register of occupational pension funds. It guarantees the benefits stipulated by the BVG and complies with its provisions.

The foundation is affiliated to the national security fund which, within the legal framework, guarantees payment of benefits from employee benefits institutions and groups of insured persons which have become insolvent.

2 -	Basis of the contract

The relationship between the employer and the foundation is governed by the terms of a contract of affiliation. The foundation shall maintain a separate Vorsorgewerk (employee benefits unit) for each affiliated company.

The risks of

•	old age, death and disability

•	cost of living adjustments in accordance with Art. 36 cl. 1 BVG

•	investment risk for retirement savings (capital and interest risk)

are reinsured under an insurance contract between the foundation and Swiss Life Ltd.

3 -	Pension fund regulations

The pension fund regulations govern the relationship between the foundation and the insured persons or beneficiaries.

The pension plan sets out the type and scope of employee benefits and their financing. It is drawn up by the Administrative Board as part of the pension plans offered and is an integral part of the pension fund regulations.

The pension fund regulations are passed by the Board of Trustees. The German-language version shall prevail.

Art. 2	Data protection

The employer transmits the data (incl. personal data) required for the implementation of employee benefits to the foundation or Swiss Life Ltd. Within the framework of the actuarial administration and operational management of the foundation and the implementation of reinsurance, Swiss Life Ltd processes personal data of employers and insured and entitled persons in accordance with the applicable data protection regulations. Swiss Life Ltd can provide the insured and/or entitled persons with appropriate information on relevant topics in connection with occupational provisions. Within this framework, Swiss Life Ltd may process the personal data of the insured or entitled persons, taking into account the relevant applicable legal provisions.

Swiss Life Ltd is responsible for processing personal data within the scope of the tasks assigned to it. This does not affect the separate responsibility of the affiliated employers for the lawful processing of their employees' personal data for implementation of the employment relationship, which also includes the forwarding of data to the foundation and/or Swiss Life Ltd. In particular, the employer shall ensure that it is authorised to process personal data, including the transmission and/or disclosure of personal data to the foundation and/or Swiss Life Ltd, and that the applicable data protection provisions are complied with. The foundation also reserves the separate responsibility for data processing within the scope of occupational provisions. Therefore, the data protection provisions applicable to the controller shall apply.

The data are treated in strict confidence and can only be viewed and processed by an appropriately restricted group of persons (need-to-know principle). This applies in particular to the processing of health-related and other sensitive data. To the extent necessary in connection with the exercise of its duties, Swiss Life Ltd may transmit data within the Swiss Life Group, to coinsurers and reinsurers as well as to service providers of Swiss Life Ltd in Switzerland and abroad.

Additional explanations and information as well as contact details for other questions on data protection and data security at Swiss Life Ltd are available at: www.swisslife.ch/en/privacy-contract.

Art. 3	Administration of employee benefits and information for insured persons

1 -	Administration of employee benefits

An Administrative Board is responsible for administering employee benefits, implementing these regulations and providing the insured persons with relevant information. The Administrative Board consists of an equal number of employer and employee representatives. The Administrative Board is governed by the regulations.

Any matters which arise for which there are no provisions under these pension fund regulations or the regulations shall be settled by the foundation’s executive bodies within the framework of the law.

2 -	Information for insured persons

Insured persons are notified every year of

•	their insured benefits and other information relating to their employee benefits

•	the composition of the Administrative Board

•	the organisation and financing of the Vorsorgewerk

The insured person can also request the following yearly reports of the foundation from the Administrative Board:

•	the annual report with information on the Vorsorgewerk

•	the annual report with information on the foundation as a whole

Art. 4	Admittance to employee benefits

1 -	Mandatory admittance

All employees are admitted to employee benefits if they fulfil the following conditions:

•	they are subject to mandatory insurance

•	they have not yet reached the reference age stipulated in the regulations

•	they do not continue to be insured on a temporary basis in accordance with Art. 26a of the BVG

•	they belong to the group of insured persons stated in the pension plan

2 -	Date of admittance

Admittance to employee benefits occurs

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•	on commencement of the contract of employment or

•	when the insured person fulfils the conditions for admittance to employee benefits but at the earliest on 1 January following completion of the 17th year of age.

The ages of admittance for the risk and savings process are laid down in the pension plan.

3 -	Self-employed persons

Self-employed persons can with the agreement of the foundation have themselves insured by the employee benefits unit of their employer. The provisions for employees apply mutatis mutandis to self-employed persons. This is notwithstanding any provisions to the contrary

Art. 5	Benefits coverage

1 -	Commencement and expiry

Insurance coverage commences on the day of admittance to the employee benefits plan and expires on the day on which the insured person leaves the plan.

2 -	Benefits coverage without limitation for pre-existing conditions

Benefits coverage without a limitation for pre-existing conditions always exists for

•	the statutory minimum benefits

•	benefits acquired with the transferred vested benefits, provided they were insured by the previous employee benefits institution without a limitation for pre-existing conditions

If a person is healthy and fully capable of working upon admittance to the employee benefits plan, there is generally no limitation for pre-existing conditions with regard to entitlement to benefits under these pension fund regulations.

3 -	Benefits coverage with limitation for pre-existing conditions

For benefits exceeding the statutory minimum benefits, the following applies: The foundation or Swiss Life Ltd can make its assumption of coverage for employee benefits, on admittance to the employee benefits fund or in the case of subsequent benefit increases, dependent on the results of an examination by a doctor.

In this case, the foundation or Swiss Life Ltd initially assumes provisional coverage with effect from the date entered in the notification of entry. On receipt of the doctor’s report, a decision is made as to whether the coverage shall be assumed on a definitive basis, with or without a limitation for pre-existing conditions. A limitation for pre-existing conditions may be set for a maximum duration of five years. Supplementary benefits acquired with the transferred vested benefits shall only be affected by limiting conditions previously imposed up to a maximum duration of five years, and only for the remainder of that five -year period still to run. The limitation shall be communicated to the insured person.

A limitation has the following effect if an insured event occurs:

If, within the duration of the limitation for pre-existing conditions, the health problems specified in the limitation lead to the insured person’s death or an incapacity to work which leads to disability or death, no entitlement to supplementary death benefits exists to the extent mentioned above and no entitlement to supplementary disability benefits exists throughout the whole period of disability. If an insured event occurs due to a cause other than that stated in the limitation or after the limitation period has expired, the limitation has no effect.

4 -	Limitation for pre-existing conditions for self-employed persons

In addition to the above-mentioned limiting conditions, the foundation or Swiss Life Ltd can also impose a limitation for pre-existing conditions for statutory minimum benefits of a maximum duration of three years in the case of self-employed persons.

If a self-employed person was subject to mandatory insurance coverage for at least six months and acquires insurance cover voluntarily within one year, there is no limitation.

5 -	Exclusion clause in accordance with BVG

If a person

•	was not fully capable of working (without being disabled in accordance with the BVG definition) prior to or upon admittance to employee benefits and

•	if the cause of the incapacity to work leads to disability or death within the period stipulated by the BVG,

there will be no entitlement to benefits in accordance with these regulations. If, at the onset of the incapacity to work, the person was insured with another employee benefits institution, that institution is responsible for the payment of benefits.

Special provisions apply for a person who is disabled as a result of a congenital disability or who became disabled before reaching adulthood and was therefore at least 20%, but less than 40%, incapable of working at the time of admittance to employee benefits (Art. 18 letters b and c as well as Art. 23 letters b and c BVG).

Art. 6	Duty to inform, report and cooperate

1 -	Obligations

Insured persons or their survivors must supply true and correct information on circumstances affecting employee benefits and must produce the required documents in support of their entitlements. In particular, the following information must be provided without delay:

•	changes in civil status: marriage, remarriage, dissolution of partnership (Federal Registered Partnerships Act), etc.

•	change in degree of disability or recovery of earning capacity

•	death of benefit recipient

•	cessation of a child’s entitlement to a benefit: completion of education, attainment of earning capacity

•	any qualifying income: Swiss and foreign social security benefits, benefits from other employee benefits institutions, income from employment, etc.

If the foundation deems a medical examination to be necessary, the insured person must undergo an examination. The insured person or his/her survivors have a general duty of cooperation in clarifying an entitlement to benefits.

2 -	Consequences of failure to fulfil obligations

Neither the foundation nor the employer will be liable for the consequences of failure to fulfil the aforementioned obligations.

The foundation reserves the right to reclaim any excess benefit payments it may have made.

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B.	Definitions and application

Art. 7	Age

1 -	Saving age

Saving age describes the relevant age for the savings process. It corresponds to the difference between the current calendar year and the insured person’s year of birth.

2 -	Risk age

Risk age describes the relevant age for calculating risk contributions. It is expressed in years and whole months.

Art. 8	Children entitled to benefits

The following children of the insured person are entitled to benefits

•	natural and adopted children

•	foster children entitled to benefits under the AHV/IV regulations

•	wholly or largely dependent stepchildren

The final age for entitlement to benefits for children is set out in the pension plan. Entitlement to benefits exists beyond the final age if

•	the child is still in education, but not beyond completion of the 25th year of age

•	the child becomes disabled before completion of the 25th year of age. The entitlement to benefits applies up to the attainment of earning capacity.. If the child is itself entitled to disability income under the BVG, UVG or MVG, entitlement ceases on completion of the 25th year of age at the latest.

Entitlement to benefits ceases with the death of the child at the latest.

Art. 9	Divorce

1 -	General entitlement

In the event of divorce, vested benefits or a share of the pension may have to be transferred from the liable spouse to the entitled spouse.

The court shall decide on the amount of the vested benefit or share of the pension. The insured person may be the liable or entitled spouse. The divorced spouse will be used to describe the insured person’s spouse during and after the divorce proceedings.

2 -	Claims of the divorced spouse when drawing a retirement pension through the insured person

If the insured person is drawing a retirement pension when the divorce proceedings are initiated, the court can award the divorced spouse part of the pension. An awarded share of the pension is converted by the foundation into a lifelong pension and paid to the divorced spouse as per the following conditions.

Transferal of the lifelong pension to the divorced spouse’s pension fund

Until the divorced spouse reaches the statutory reference age, the foundation will transfer the lifelong pension to his/her employee benefits institution or vested benefits institution. Payments are made as prescribed by law. The interest is half of the interest rate applied by the foundation for the retirement savings during the same period.

If the divorced spouse is entitled to a full disability pension under the BVG or has attained the minimum age for early retirement under the BVG, he/she can issue a written request to the foundation to draw the lifelong pension directly. This request is irrevocable.

Payment of the lifelong pension to the divorced spouse

If the divorced spouse has reached the statutory reference age, the foundation will pay him the lifelong pension directly. He can instruct the foundation in writing no later than 30 days prior to reaching the statutory reference age or within 30 days of the divorce decree coming into force to transfer the pension to his employee benefits institution.

If the divorced spouse is entitled to a lifelong pension, he/she has the same rights and obligations as the other pensioners in the foundation. There are no benefits resulting from the divorced spouse’s death.

3 -	Consequences for the insured person

Reducing the retirement savings

If the divorce decree results in a transfer of the insured person’s vested benefits to the divorced spouse, the mandatory and supplementary part of the insured person’s retirement savings will be reduced accordingly. If the insured person is partially disabled, the vested benefit is taken from the active portion of the insurance and any remaining amount from the disability portion of the insurance.

Increasing the retirement benefit

If the divorce decree results in a transfer of the divorced spouse’s vested benefits or a share of the pension in favour of the insured person, the insured person’s retirement benefit will increase accordingly.

The transfer can be made to the active portion of the retirement savings in the form of a pension or a lump sum up to the onset of disability, but at the latest up to retirement.

The allocation to the mandatory and supplementary part of the retirement savings is made according to the instructions provided by the transferring employee benefits or vested benefits institution.

When the insured person draws a disability pension

•	If vested benefits are to be transferred to the divorced spouse while drawing a disability pension, the mandatory and supplementary part of the insured person’s retirement savings are reduced proportionally.

•	The amount of a disability benefit and disabled person’s children’s benefit at the time of the divorce decree remains unaffected by the transfer until retirement.

•	Any prospective disabled person’s children’s benefit and prospective death benefits dependent on the amount of the retirement savings, are calculated from when the divorce decree comes into force based on the reduced retirement savings.

•	On retirement, the retirement benefits, any retired person’s children’s benefit and death benefits are calculated on the basis of the reduced retirement savings.

When the insured person draws a retirement pension

If part of the insured person’s pension is to be transferred to the divorced spouse after the insured person has retired, the insured person’s pension payments will be reduced correspondingly. This also applies to retired person’s children’s benefits, arising after the entry into force of the divorce decree and any death benefits.

Retirement during divorce proceedings

If the insured person retires during divorce proceedings, the foundation will reduce the vested benefits and retirement benefits to the maximum amount allowed by law. The foundation also reserves the right to reclaim excess paid benefits.

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4 -	Purchase as a result of divorce

A purchase by the insured person for the amount of the vested benefit transferred in favour of the divorced spouse can be made to the active portion of the insurance at any time up to the inception of an incapacity to work, the cause of which leads to disability or death, and at the latest one day prior to retirement. The mandatory and supplementary retirement savings are correspondingly increased.

This claim does not arise if the vested benefit was transferred by the insured person, while drawing a disability pension, from the disability portion of the insurance to the divorced spouse.

Art. 10	Registered partnership

In accordance with the Federal Registered Partnerships Act (PartG) of 18 June 2004, registered partners have the same status as married partners. The claims and obligations of the registered partners under these employee benefits are equivalent to those of the spouse.

A legal dissolution of a registered partnership is equivalent to a divorce. The claims and obligations of partners from the legally dissolved partnership are equivalent to those of divorced spouses.

Art. 11	Transfer of entitlement and pledging, Encouraging home ownership

Entitlements to benefits arising from these pension fund regulations cannot be assigned nor pledged to third parties before they become due. The only exception is a prepayment or pledge for home ownership purposes (WEF). The relevant regulations are contained as an annex to these pension fund regulations.

Art. 12	Part-time employment

An insured person is regarded as being in part-time employment if his or her working week is shorter than that of an equivalent full-time employee and the part-time employee is fully capable of working.

Art. 13	Retirement

1 -	Retirement at reference age

The reference age stipulated in the regulations is stated in the pension plan.

2 -	Early retirement

If an insured person terminates or reduces their gainful employment between the 58th year of age and the reference age stipulated in the regulations, they may take early retirement. Early retirement before this time is only possible in cases prescribed by law, particularly in the case of a company restructuring.

The portion of the retirement benefit drawn prior to the reference age stipulated in the regulations may not exceed the portion of the salary reduction.

The financing of early retirement is set out in the annex to these pension fund regulations.

Insured persons who take early retirement may draw an AHV/AVS bridging pension. The terms and financing of AHV/AVS bridging pensions are set out in the annex to these pension fund regulations.

3 -	Deferral of retirement

If an insured person continues to work beyond the reference age stipulated in the regulations, he or she may defer drawing his or her retirement benefits until the 70th birthday at the latest.

Retirement benefits are paid when the insured person withdraws from the employer’s service

•	for health reasons or

•	after employment ceases.

The pension plan specifies whether the retirement provisions (savings process) can be continued during the period of deferred retirement. The insured benefits and their financing are based on the pension plan. The decision on whether to continue the retirement provisions (savings process) lies with the insured person.

4 -	Partial retirement

If an insured person partially reduces his/her level of employment, he/she may claim the portion of the retirement benefits corresponding to the reduction in the annual salary.

The following applies to partial retirement:

•	It is possible from the time the person reaches early retirement age until his/her 70th birthday.

•	The first partial withdrawal must be at least 20 percent of the retirement benefits.

When drawing retirement benefits as a lump sum, the restrictions under Art. 13a cl. 2 of the BVG must be taken into account.

5 -	Collectively financed early retirement/retirement schemes In conjunction with collectively financed early retirement/retirement schemes for certain occupational groups, the Board of Trustees can approve the continuation of retirement provisions between the 58th birthday and the normal regulatory reference. In such cases the Board of Trustees determines the conditions governing the continuation of retirement provisions in supplement to the provisions in these regulations.

Art. 14	Voluntary extended coverage after reaching the age of 58

1-	Basic principle

An insured person who leaves the mandatory insurance after reaching the age of 58 because the employment relationship has been terminated by the employer may request continuation of the insurance (voluntary extended coverage) in accordance with the following provisions.

2 -	Start of voluntary extended coverage

Voluntary extended coverage incepts on the day after the insured person has withdrawn from the mandatory insurance.

The application for voluntary extended coverage must be submitted within one month of withdrawal from the mandatory insurance.

3 -	Extent of voluntary extended coverage

The insured person can choose whether to continue only the risk insurance (for the risks of death and disability) or the retirement provisions as well (savings component).

The previous salary insured immediately prior to leaving the mandatory insurance may not be exceeded in the voluntary extended coverage.

The insured person may request that a lower salary than the previous salary be insured for the risk insurance. The insured salary for risk insurance may not fall below the minimum coordinated salary in accordance with the BVG. A one-time reduction in the applicable salary for the risk insurance excludes the possibility of a subsequent increase.

If the insured person decides to continue the retirement provision, the salary used to calculate the savings component will always correspond to the salary used to calculate the risk insurance. If the latter has been reduced, the applicable salary for the savings component must also be reduced to the same extent.

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The insured salary can be changed once per calendar year. The change shall take effect from 1 January of the following calendar year. Such notification must be made by the end of November of the previous year at the latest.

4 -	Financing

All contributions due in accordance with the pension fund regulations and the pension plan will be borne in full by the insured person. This also applies to the portion of the insured person’s previous employer’s contributions and any statutory contributions.

The contractual basis for calculating the contributions is the same as for the insured person’s previous employer.

The monthly contributions are invoiced to the insured person at the end of the month in question; they must be paid within the specified payment deadline.

5 -	Consequences of outstanding contributions

If the insured person fails to pay the outstanding contributions within the set payment period, he/she is automatically in arrears. The insurance cover is suspended once a payment becomes overdue. It then resumes once the overdue contributions, including costs and interest, have been paid.

The insured person’s retirement savings continue to earn interest while the insurance cover is suspended.

If the risk of death occurs while the insurance cover is suspended, the accumulated retirement savings are paid out as a lump-sum death benefit. Payment of the lump-sum death benefit covers all benefits under the pension fund regulations.

If the insured person becomes incapable of working while insurance cover is suspended, there is no entitlement to a waiver of contributions or to any disability benefits.

The foundation is entitled to terminate the voluntary extended coverage if there are outstanding contributions at the end of the month.

6 -	Entry into a new employee benefits institution

As a rule, voluntary extended coverage is terminated if an insured person enters a new employee benefits institution due to taking up employment. If the new employee benefits institution requires less than two thirds of the withdrawal benefit (vested benefits) to purchase full benefits in accordance with the regulations, the insured person may request continuation of voluntary extended coverage.

The declaration to maintain the voluntary extended coverage must be made within one month of admittance to the new employee benefits institution.

7 -	End of voluntary extended coverage

The voluntary extended coverage ends at the latest upon the onset of the risk of death or disability or upon reaching the retirement age stipulated in the regulations.

The insured person may terminate the voluntary extended coverage at any time at the end of the month.

Voluntary extended coverage also ends in the event of termination by the foundation if there are contributions outstanding.

The voluntary extended coverage with the foundation ends automatically if the contract of affiliation between the insured person’s previous employer and the foundation is terminated. This does not apply to cases in which the insured person’s previous employer is dissolved as a result of bankruptcy or for other reasons, or in which it no longer employs staff subject to the BVG; in which case the voluntary extended coverage with the foundation may be continued.

If the voluntary extended coverage ends without the insured event of death or disability and the reference age stipulated in the regulations has not yet been reached, the insured person is entitled to retirement benefits or vested benefits. The general provisions governing the payment of benefits also apply.

8 -	Voluntary extended coverage for more than two years

If the voluntary extended coverage lasted more than two years, an early withdrawal or pledge for home ownership is no longer possible. In addition, the retirement benefit can only be drawn in the form of a pension.

Art. 15	Salary definition

1 -	Annual salary

The annual salary is defined in the pension plan and can be limited by legal stipulations.

2 -	Provisions

Temporary loss of earnings

If the annual salary decreases temporarily due to illness, accident, unemployment, maternity, paternity, adoption or similar reasons, the previous salary remains valid at least as long as the employer’s obligation to continue the payment of wages in accordance with Art. 324a CO or maternity leave in accordance with Art. 329f CO, paternity leave in accordance with Art. 329g CO, care leave in accordance with Art. 329i CO or adoption leave in accordance with Art. 329j CO would remain in force. The insured person may request a reduction in the salary.

Period of employment less than one year

If the insured person is employed for less than one year, the estimated annual salary is the salary which he or she would have received during a full year’s employment.

Persons with more than one employer

If an insured person is working for other employers, these salary portions cannot be insured under these pension fund regulations.

Falling below the salary threshold for insurance

A person whose annual salary falls below the participation threshold for reasons other than a temporary loss of earnings continues to be insured if the pension plan so provides.

Continued insurance of the previous annual salary

If the annual salary reduces after the employee reaches 58 by a maximum of a half, the insured person can request, at the time of the reduction, that the occupational benefits should be continued on the basis of the previous insured salary. The insurance can continue on a full or partial basis. The continued insurance ceases irrevocably

•	to the extent of any subsequent increase in the annual salary

•	if the previous annual salary is reduced by more than a half

•	if the insured person requests termination of the continued insurance

•	when the insured person reaches the reference age stipulated in the regulations.

It is not possible to request termination of the continued insurance with retroactive effect.

Calculation of the previous annual salary and the estimated loss of earnings is based on the annual salary prior to the initial reduction following the 58th birthday.

Art. 16	Insured salary

1 -	Insured salary

The insured salary has been fixed as follows: annual salary less coordination offset.

The coordination offsets and the minimum insured salary are set out in the pension plan.

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2 -	Insured salary for partially disabled persons

If an insured person is partially disabled, the salary is split into an active and disability salary portion. The annual salary which was insured at the onset of incapacity to work shall apply.

Disability portion

The entitlement to a pension arises from the disability salary portion. It is calculated as a percentage of the benefits defined for total disability. The disability salary portion remains constant for the duration of the disability.

Active portion

The active salary portion corresponds to the difference up to 100%. The insured salary, the maximum salary and the coordination offset are calculated on the basis of the remaining earning capacity.

If a change in the degree of disability affects the level of disability benefits, the salary is split in a different way. If a relapse occurs within one year of recovering full earning capacity,

•	benefits are granted without another waiting period, and

•	benefit adjustments are given retroactive effect. This applies for partial and full disability.

3 -	Insured salary for part-time employees

The level of employment taken into account is shown in the pension plan.

If the level of employment is taken into account, the coordination offset is reduced in accordance with the employment level. The maximum salary is reduced by the same degree as the coordination offset.

The insured salary amounts to at least the minimum insured salary under the pension plan.

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C.	Insurance benefits

Art. 17	Retirement savings

1 -	Individual retirement savings

Individual retirement savings consisting of a mandatory and a supplementary portion are built up for the insured person. The mandatory portion corresponds to the retirement savings in accordance with Art. 15 and 16 of the BVG.

The following will be credited to the retirement savings:

•	the annual retirement credits

•	vested benefits from previous employment benefit relationships in Switzerland and abroad

•	purchases and allocations

•	interest

The following will be debited to the retirement savings

•	vested benefits to be transferred upon divorce

•	the amount prepaid for home ownership purposes or the amount of the pledge if the pledge was sold

2 -	Annual retirement credits

The amount of the annual retirement credits is set out in the pension plan.

3 -	Interest

Interest is calculated on the balance of the retirement savings at the end of the previous year and credited to the retirement savings at the end of each calendar year. Changes during the course of the year are taken into account on a pro rata basis.

The applicable interest rates are derived from the Swiss Life Ltd group premium rate approved by the Swiss Financial Market Supervisory Authority FINMA in each case. They are communicated to the insured persons in an appropriate manner.

4 -	Final retirement savings with and without interest

The final retirement savings are the retirement savings at the reference age stipulated in the regulations.

Final retirement savings with interest

The final retirement savings with interest amount to

•	the retirement savings accumulated at the end of the current calendar year plus

•	total retirement credits for the period remaining until the reference age stipulated in the regulations with interest in each case.

For the calculation of final retirement savings, it is assumed that the currently insured annual salary and the interest rates will remain unchanged.

Final retirement savings without interest

The final retirement savings without interest amount to

•	the retirement savings accumulated at the end of the current calendar year plus

•	total retirement credits for the period remaining until the reference age stipulated in the regulations without interest in each case.

For the calculation of final retirement savings, it is assumed that the currently insured annual salary will remain unchanged.

Final retirement savings excluding interest in accordance with the BVG

The final retirement savings excluding interest in accordance with the BVG corresponds to

•	the retirement savings in accordance with the BVG accumulated at the end of the current calendar year plus

•	the total retirement credits under the BVG for the period remaining until the statutory reference age without interest in each case.

For the calculation of final retirement savings, it is assumed that the currently insured annual salary will remain unchanged.

Retirement benefits

Art. 18	Retirement pension

1 -	Entitlement

The insured person becomes entitled to a retirement pension on the first day of the month after

•	he/she reaches the reference age stipulated in the regulations

•	the conditions for early retirement are fulfilled

•	the voluntary extended coverage ends after completion of the 58th year of age prior to reaching the reference age stipulated in the regulations, or

•	the deferral of retirement ends.

2 -	Level of benefit

The amount of the annual retirement pension is calculated by converting the mandatory and supplementary portions of the retirement savings accumulated at the time of retirement using the applicable conversion rates. The retirement pension is paid for life.

The applicable conversion rates are derived from the Swiss Life Ltd group premium rate approved by the Swiss Financial Market Supervisory Authority FINMA in each case. They can be viewed in digital form at www.swisslife.ch/en/protect and are provided to the insured persons in paper form on request.

Art. 19	Retired person’s children’s benefit

1 -	Entitlement

The insured person is entitled to a retired person’s children’s benefit if he or she is drawing a retirement pension and has children entitled to benefits.

The entitlement to retired person’s children’s benefit terminates if the insured person dies or, at the latest, when the child’s entitlement to benefits ceases.

2 -	Level of benefit

The level of the annual retired person’s children’s benefit is stated in the pension plan.

Disability benefits

Art. 20	Disability

1 -	Definition

Disability is the total or partial incapacity to work which is either permanent or expected to last for an extended period of time.

Incapacity to work is the total or partial loss of earning opportunities on the relevant balanced labour market resulting from an impairment of physical or mental health and remaining after reasonable treatment and integration.

Arts. 7 and Art. 8 of the ATSG apply.

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2 -	Partial disability

If the insured person is partially disabled, the degree of disability will be taken into account in determining the level of the disability benefits as follows:

Degree of disability as %	Level of benefits as %
0–24	0
25–69	in accordance with degree of disability
from 70	100 (= total disability)

If there is only an entitlement to the statutory minimum benefits in accordance with the BVG, the level of the disability benefits will be determined in accordance with the legal requirements, taking the degree of disability into account.

3 -	Reduction of benefits

Where disability has been caused or aggravated intentionally, only the statutory minimum benefits shall be granted. If the IV reduces or refuses benefits, the benefits may however be reduced or refused.

4 -	Reclaiming benefits

If the insured person is receiving unemployment benefits and has been drawing disability benefits for the same period of time, the foundation can directly reclaim from the unemployment insurance the excess benefit payments made within the framework of the statutory minimum benefits.

5 -	Waiting period

The length of the waiting period is calculated by adding together the periods of disability, provided they did not precede a period of full capacity to work of more than 12 months. The insured person is entitled to disability income or a waiver of contributions without a new waiting period, if he or she were previously entitled to disability income or a waiver of contributions and has not since been fully capable of working for a period of more than 12 months.

The applicable waiting periods are stated in the pension plan.

6 -	Temporary extension of cover in accordance with Art. 26a of the BVG

If the benefits from the federal disability insurance (disability income) are reduced or cancelled following a reduction in the degree of disability, the insured person remains insured under the same conditions for three years, provided he or she took part in reintegration measures prior to the reduction or cancellation of the disability income in accordance with Art. 8a of the Federal Law on Disability Insurance (IVG) or the disability income was reduced or cancelled due to the resumption of employment or an increase in the level of employment.

The insurance protection and the entitlement to benefits are maintained at the same level as long as the insured person is receiving transitional benefits in accordance with Art. 32 of the IVG.

Art. 21	Disability income

1 -	Entitlement

An insured person who is disabled in accordance with the IV definition and was insured with the foundation at the onset of the incapacity to work, the cause of which led to the disability, is entitled to a disability pension.

The entitlement to statutory minimum benefits is granted under the provisions of Federal Disability Insurance. The minimum legal benefits shall be paid as soon as benefits from the existing statutory short-term disability income insurance have been used up.

The entitlement to supplementary disability benefits arises as soon as benefits from the existing statutory short -term disability income insurance have been used up, at the earliest however after expiry of the waiting period.

There is no entitlement to disability income if the insured person

•	is participating in or has rejected an IV occupational reintegration programme

•	is waiting to join an occupational reintegration programme and is therefore entitled to an IV daily allowance

Entitlement to disability income shall cease if the insured person

•	regains earning capacity

•	dies

•	reaches the reference age stipulated in the regulations.

2 -	Level of benefit

The level of the annual disability income for total disability is stated in the pension plan.

3 -	Statutory minimum benefits

The statutory minimum benefits are calculated on the basis of the applicable retirement savings which consist of the following:

•	the BVG retirement savings which the insured person has acquired up to the entitlement to the disability income

•	the sum of the retirement credits without interest for the period remaining until the statutory reference age calculated on the basis of the BVG retirement credit scale and the BVG salary.

The applicable retirement savings are converted into a pension using the statutory conversion rate.

4 -	Disability benefit upon reaching the reference age stipulated in the regulations

If a person who is disabled in accordance with the IV definition reaches the reference age stipulated in the regulations as a recipient of disability income, entitlement to disability income shall be replaced by entitlement to a retirement pension in accordance with the regulations. The level of the retirement pension may not be less than the level of the statutory disability pension.

Art. 22	Disabled person’s children’s benefit

1 -	Entitlement

The insured person is entitled to a disabled person’s children’s benefit if he or she is drawing a disability income and has children entitled to benefits.

Entitlement to disabled person’s children’s benefit shall cease when

•	the child’s entitlement to benefits ceases

•	entitlement to disability income ceases

2 -	Level of benefit

The level of the annual disabled person’s children’s benefit for total disability is stated in the pension plan.

The statutory minimum benefit for a disabled person’s children’s benefit is 20% of the statutory minimum benefit for the insured person’s disability income.

Art. 23	Waiver of contributions

After expiry of the waiting period, the insured person is entitled to waive contributions. Under the waiver of contributions, normal contributions are waived. This excludes contributions to the statutory security fund.

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Entitlement to a waiver of contributions shall cease if the insured person

•	regains earning capacity

•	dies

•	or reaches the reference age stipulated in the regulations.

Death benefits

Art. 24	Spouse’s pension

1-	Entitlement

If the insured person dies before or after retirement, the surviving spouse is entitled to a spouse’s pension. Entitlement arises upon the death of the insured person but at the earliest upon termination of continued payment of the full salary.

The pension entitlement shall cease if the beneficiary

•	remarries before completion of the 45th year of age, whereat a one-off lump-sum settlement of three annual pensions is paid

•	dies

Divorced spouse’s entitlement

The divorced spouse has the same status as the spouse if

•	the marriage lasted at least ten years and

•	the divorced spouse was granted a pension in a divorce decree as per Art. 124e cl. 1 ZGB or Art. 126 cl. 1 ZGB.

The pension corresponds to the amount by which the claim from the divorce decree exceeds the survivors’ benefits under the AHV; claims by the divorced spouse for AHV and IV benefits are not taken into account. The pension will not exceed the insured pension under any circumstances. It will be paid out for as long as the pension awarded in the divorce decree would have been paid by the insured person.

2 -	Level of benefit

The amount of the annual spouse’s pension is set out in the pension plan.

The statutory minimum benefit for the spouse’s pension amounts to

•	60% of statutory disability in the event of the death of an insured person prior to reaching retirement

•	60% of the statutory retirement pension upon the death of an insured person after retirement or upon the death of an insured person who has deferred retirement after reaching the reference age stipulated in the regulations.

3 -	Reduction in benefits

Benefits for spouses and divorced spouses may be reduced under the following conditions. In the case of spouses, the statutory minimum benefit will be paid in all cases.

Age difference of more than 10 years

If the surviving spouse is more than ten years younger than the insured person, the full spouse’s pension will be reduced by 1% for each year or portion of a year by which the age difference exceeds ten years.

Marriage after age 65

If the insured person marries after completion of the 65th year of age, the pension - reduced where appropriate in accordance with the above provisions - will be further reduced as follows:

•	Marriage during the 66th year of age: 80%

•	Marriage during the 67th year of age: 60%

•	Marriage during the 68th year of age: 40%

•	Marriage during the 69th year of age: 20%

•	Marriage after completion of the 69th year of age 0%

If the marriage takes place after completion of the 65th year of age and the insured person was at that time suffering from an illness of which he or she must have been aware, there shall be no entitlement to a pension if the insured person should die within two years of the marriage as a result of said illness.

If the spouses were in a marriage-like relationship prior to their marriage, the start of the joint household applies in the place of the date of marriage with respect to these restrictions.

Art. 25	Unmarried partner’s pension

1 -	Entitlement

The surviving partner is entitled to an unmarried partner’s pension if the insured person dies before or after retirement and the marriage-like relationship existed in the same household at the time of death and both partners

•	are unmarried and are not living in a registered partnership

•	are not related to each other and are not in a stepparent - stepchild relationship

•	have lived together continuously for the last five years in the same household or were in the same household at time of death and jointly responsible for at least one common child who is entitled to a benefit.

The terms and conditions governing the spouse’s pension also apply to the unmarried partner’s pension.

There is no entitlement to an unmarried partner’s pension

•	if the surviving partner is already drawing a spouse’s pension or a partner’s pension from an employee benefits institution (or has received a corresponding lump-sum payment instead of such a pension) unless it is a lifelong pension as per Art. 124a ZGB as part of a divorce

•	or if the unmarried partner’s pension is not enforced by the surviving partner within a year from the time of death.

2 -	Level of benefit

The amount of the unmarried partner’s pension corresponds to the amount of the annual spouse’s pension and is set out in the pension plan.

3 -	Reduction in benefits

The benefit reductions for the spouse’s pension also apply to the unmarried partner’s pension; the start of the joint household applies in place of the date of marriage.

Art. 26	Orphan’s benefit

1 -	Entitlement

If the insured person dies before or after retirement, the children qualifying for benefits are entitled to an orphan’s benefit. Entitlement arises upon the death of the insured person but at the earliest upon termination of continued payment of the full salary.

The entitlement shall cease when the child’s entitlement to benefits ceases.

2 -	Level of benefit

The amount of the annual orphan’s benefit is set out in the pension plan.

The statutory minimum orphan’s benefit amounts to

•	20% of statutory disability in the event of the death of an insured person prior to reaching retirement

•	20% of the statutory retirement pension upon the death of an insured person after retirement or upon the death of an insured person who has deferred retirement after reaching the reference age stipulated in the regulations.

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Art. 27	Lump-sum death benefit

1 -	Entitlement

The claim to death benefit arises if the insured person dies before reaching the retirement age. The claim to death benefit arises when the insured person dies before reaching the retirement age. The claim is not valid if it is not enforced within a year from time of death.

2 -	Level of benefit

The level of the lump-sum death benefit is set out in the pension plan.

3 -	Order of beneficiaries

The following natural persons are entitled to the lump-sum death benefit in order of priority and to the extent described. This remains subject to any legal restrictions and a proper beneficiary declaration by the insured person.

Beneficiary category I:

100% of the lump-sum death benefit for

a)	the spouse of the insured person;

in the absence of whom:

b)	the children entitled to benefits;

in the absence of whom:

c)	persons who were largely dependent on the insured person for support or a person who had lived with the unmarried insured person in a continuous marriage -like relationship during the five years prior to the latter’s death or who must support at least one joint child; persons who are drawing a spouse’s pension or partner’s pension from an employee benefits institution are not entitled to a lump-sum death benefit (or have received a corresponding lump-sum benefit instead of such a pension), unless it is a lifelong pension as per Art. 124a ZGB as part of a divorce;

in the absence of whom:

Beneficiary category II:

100% of the lump-sum death benefit for

d)	the children of the insured person who are not entitled to benefits;

in the absence of whom:

e)	the insured person’s parents;

in the absence of whom:

f)	the insured person’s siblings;

in the absence of whom:

Beneficiary category III:

50% of the lump-sum death benefit, however at least the vested benefits brought in by the insured person, contributions and purchase sums, without interest will be paid out to any other legal heirs, excluding cantons and communes.

The apportionment of the lump-sum death benefit between several beneficiaries shall result in each receiving an equal share. Lump-sum death benefits not paid out remain with the employee benefits unit.

4 -	Beneficiary declaration

In a written declaration to the foundation the insured person may

•	change the order of beneficiaries within the same beneficiary category and/or

•	determine a different share of the apportionment of the lump-sum death benefit between several beneficiaries.

The ranking order of the beneficiary categories may not be changed.

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D.	Financing

Art. 28	Contributions

1 -	Regular contributions

Regular contributions are financed by the employer and the insured person. The employer’s contributions are at least equal to the total contributions of all insured persons.

The amount and composition of the ordinary contributions are detailed in the pension plan.

Contributions for continuing to insure the previous annual salary after the age of 58, especially the amount of any employer contribution, are also regulated in the pension plan.

The insured persons’ contribution is deducted from the salary in fixed instalments. The employer may also finance his or her contributions out of the employee contribution reserves already set aside for that purpose.

2 -	Commencement and termination of duty to pay contributions

The duty to pay contributions commences with admittance to the employee benefits plan.

The duty to pay contributions ends

•	upon withdrawal from the employee benefits plan due to premature termination of the employment relationship

•	in the case of projected long-term undershooting of the minimum salary

•	in the event of disability after expiry of the waiting period

•	in the event of death

•	upon retirement.

Art. 29	Purchase

1 -	Principle

Purchases may be made within the framework of the law

•	to finance missing insurance years

•	to finance a salary increase

•	to finance gaps in insurance coverage for other reasons

Purchases are possible up to one month before retirement, however at the latest by the date of early retirement. They increase the supplementary portion of the retirement savings.

2 -	Maximum possible purchase sum before reaching the reference age stipulated in the regulations

The level of the maximum possible purchase sum corresponds to the difference between

•	the maximum possible retirement savings and

•	the actual retirement savings at the time of the purchase.

Maximum possible retirement savings

The maximum possible retirement savings are the retirement savings which would be attainable up to the time of purchase in accordance with the pension plan on the basis of the currently insured salary and an uninterrupted period of contribution. The calculation of the maximum possible retirement savings takes into account an interest rate shown in the pension plan.

Actual retirement savings

The actual retirement savings consist of:

•	the accumulated retirement savings
•	the amount drawn as a prepayment for home ownership purposes

•	vested benefit entitlements which have not been paid into the employee benefits plan

•	the part of the assets for tax-qualified provisions to be taken into account according to the law

•	the retirement benefits already drawn

provided these funds have not already been taken into account in another pension plan.

The insured person must report such assets before purchase. The foundation shall not be liable for the consequences resulting from a failure to report the relevant information.

3 -	Maximum possible purchase sum during the deferral of retirement

The level of the maximum possible purchase sum corresponds to the difference between

•	the maximum possible retirement savings at the reference age stipulated in the regulations and

•	the actual retirement savings at the time of purchase.

Maximum possible retirement savings at the reference age stipulated in the regulations

These are the retirement savings which, under the pension plan and with an uninterrupted period of contribution, were attainable at the reference age with the salary insured at the reference age stipulated in the regulations. They are calculated using an interest rate stated in the pension plan.

Actual retirement savings at the time of the purchase

These retirement savings are determined on the basis of the calculation given above under “Actual retirement savings”.

4 -	Restrictions

Tax deductibility

The insured person is responsible for reporting the purchases to the tax authorities in order to receive a tax rebate. The tax authorities decide whether the purchase can be deducted for income tax purposes. The foundation has no influence on this decision and assumes no liability in this regard.

Withdrawal as a lump sum

If purchases have been made, the resulting benefits may not be withdrawn from the employee benefits plan in a lump-sum form within the three years following the purchase (blocked portion). At retirement, benefits purchased during the last three years are converted into a retirement pension on a mandatory basis. This retirement pension is paid for life.

The unblocked portion can normally be withdrawn as a lump sum. Current standard taxation practice should be observed in this connection: In the event of a lump-sum withdrawal within three years of a purchase, the tax deductibility of the purchase is not normally recognised for income tax purposes. A lump-sum withdrawal may thus be disadvantageous from an income tax perspective, if it is made within three years of a purchase.

Prepayment for home ownership

If the insured person drew a portion of their retirement savings as a prepayment for home ownership, he or she may only pay a purchase sum when the amount withdrawn has been repaid in full. This does not apply to a purchase to bridge the gap in coverage resulting from divorce.

Incapacity to work, disability

A purchase is excluded to the extent of incapacity to work or disability.

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Partial retirement

A purchase prior to the reference age stipulated in the regulations can only be made for the active portion of the insurance.

If the purchase is made during the period of deferred retirement, the maximum possible retirement savings at the reference age stipulated in the regulations are reduced in line with the degree of partial retirement.

Move from abroad

An insured person who moves to Switzerland from abroad and has previously never been a member of an employee benefits institution in Switzerland is not entitled to exceed the annual purchase sum of 20% of their insured salary during the first five years following his or her admittance to the employee benefits plan. An insured person must supply true and correct information regarding their move to Switzerland from abroad and previous insurance with a Swiss employee benefits institution. The foundation shall not be liable for the consequences resulting from a failure to report the relevant information.

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E.	Payment of benefits

Art. 30	Withdrawal from the employee benefits plan and vested benefit

1 -	Entitlement to vested benefit

If an insured person leaves the Vorsorgewerk or the foundation prior to the occurrence of an insured event because

•	the working relationship is terminated

•	the conditions for admittance to these employee benefits are no longer satisfied he or she is entitled to a vested benefit which is calculated in accordance with the FZG.

The insured person is also entitled to vested benefits if he/she leaves the foundation between the early and the reference age stipulated in the regulations and continues to work or is registered as unemployed.

If an insured person takes advantage of the continuation of retirement provisions in conjunction with a collectively financed early retirement/retirement scheme, they shall not be entitled to vested benefits as long as the retirement provisions continue.

2 -	Amount of the vested benefit

The vested benefit is the highest amount of the following three calculations:

•	vested benefit in accordance with the defined contribution principle (Art. 15 FZG)

•	minimum amount of the vested benefit (Art. 17 FZG), reduced by:

-	the portion of the retirement savings which was prepaid for home ownership

-	the portion of the vested benefit which was transferred to the employee benefits institution of a divorced spouse

•	retirement savings in accordance with the BVG (Art. 18 FZG).

3 -	Vested benefit for partially disabled withdrawing persons If the employment relationship of a partially disabled person is terminated, he or she is entitled to a vested benefit for the active portion.

If the partially disabled person later regains full earning capacity, he or she is also entitled to vested benefits for the portion of their employee benefits coverage which was maintained following termination of the employment relationship.

4 -	Temporary extension of cover in accordance with Art. 26a of the BVG

An entitlement to vested benefit arises only at the end of any temporary extension of cover in accordance with Art. 26a of the BVG.

5 -	Reimbursement of the vested benefit

If the employee benefits institution has to pay survivors’ or disability benefits after it has transferred the vested benefit, the latter is to be reimbursed to the extent necessary for payment of said benefits. Benefits shall be reduced if no reimbursement is made.

Art. 31	Application of the vested benefit

1 -	Maintenance of insurance coverage

For the purposes of maintaining insurance coverage, the vested benefit is transferred to the employee benefits institution of the new employer.

The insured person must inform the employer or the foundation of the following in relation to the transfer of the vested benefit to the new employee benefits institution:

•	name and address of the new employer

•	name, address and payment details of the new employee benefits institution

2 -	Cash payment

The insured person may request cash payment of the vested benefit under the following conditions:

•	he or she is leaving Switzerland permanently and is not taking up residence in Liechtenstein

•	he or she is taking up self-employment and is no longer subject to mandatory occupational benefits

•	the vested benefit is smaller than his or her annual personal contribution.

Restriction on cash payment when relocating to an EU or EFTA member state

The cash payment is restricted for the mandatory portion of the vested benefit if the insured person is subject to mandatory insurance coverage under the legal provisions of a member state of the EU or EFTA for the risks of old age, death and disability.

In the case of a cash payment the written consent of the insured person’s spouse is required. Moreover, the written consent of the pledge holder is required in the event that the entitlement to employee benefits has been pledged.

3 -	Maintenance of insurance coverage without joining a new employee benefits institution

If an insured person does not join a new employee benefits institution and payment in cash is not applicable, at the time of withdrawing from the employee benefits coverage, he or she is entitled to

•	a vested benefit policy or

•	an allocation to a vested benefits account.

If no declaration is made by the insured person, the vested benefits shall be transferred to the Foundation for the BVG Contingency Fund, at the earliest after six months but no later than after two years.

Art. 32	Extension period and extended liability

1 -	Extension

The insured person remains insured for the risks of death and disability for one month after termination of the employment relationship. If a new employee benefits relationship is established prior to this, the extension terminates prematurely and the new employee benefits institution is responsible for coverage.

2 -	Extended liability

An insured person who is not fully capable of working upon termination of the employee benefits relationship or upon expiry of the extension period is entitled to disability benefits under these pension fund regulations, if the incapacity to work leads to

•	disability within 360 days

•	an increase in the degree of disability within a further 90 days.

A partially disabled person on termination of the employee benefits relationship in the active portion or on expiry of the extension period, is also entitled to disability benefits under these pension fund regulations for the increase in the degree of disability, if this increase occurs from the same cause and within 90 days after expiry of the extension period.

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In all other cases, no more than the statutory minimum benefits will be paid.

Art. 33	Payment

1 -	Place of payment; interest rate

Benefits due will be paid by Swiss Life Ltd on behalf of the foundation at the beneficiaries’ place of residence in Switzerland or an EU or EFTA member state. For beneficiaries without such a residence, payment will be made to the foundation’s registered office. Default interest is calculated at the level of the minimum BVG rate.

2 -	Payment of pensions; reimbursement

The due date of pension payments is set out in the pension plan.

The first instalment is calculated from the date entitlement is established until the following benefit instalment. If a pensioner dies, any benefits to be paid to surviving dependants will be paid for the first time on the next due date. Portions of a benefit drawn for a period beyond the date on which the entitlement ceases need not be refunded, except in the case of disability benefits and disabled person’s children’s benefits, where excess payments must be refunded following a reduction in the degree of disability.

Art. 34	Form of benefits due

1 -	Lump-sum payment of the retirement pension

The insured person may request the accumulated retirement savings or part of those savings as a lump sum instead of a retirement pension. It is possible to withdraw retirement benefits in lump-sum form in a maximum of three stages, with one stage comprising all lump-sum withdrawals within a calendar year. The three-stage limit applies to all employee benefits relationships for which the insured person is insured for the salary earned from the employer (consolidated view).

The declaration requesting payment in the form of a lump sum must be made at least one month prior to retirement and is irrevocable from this date. The insured person must inform the foundation of any lump-sum withdrawals already made from other employee benefits institutions with which he/she is insured for the salary earned from the employer.

A disabled insured person must submit the declaration to request a pension at the latest one month prior to the reference age stipulated in the regulations.

A lump-sum payment shall result in a corresponding decrease in the mandatory and supplementary retirement savings.

If the insured person is married, the lump-sum payment is only permitted with the written consent of the spouse.

2 -	Lump-sum payment of spouse’s or unmarried partner’s pension

The beneficiary may request a full or partial lump-sum withdrawal instead of a spouse’s or unmarried partner’s pension. The appropriate written declaration must be made prior to payment of the first pension instalment.

The full sum of the capital corresponds to

•	the individual mathematical reserve in the case of beneficiaries who have completed the 45th year of age (see glossary in the appendix)
•	the reduced individual mathematical reserve in the case of beneficiaries who have not completed the 45th year of age. The reduction is 3% per whole year or part thereof, by which the beneficiary is younger than 45 years of age upon the death of the insured person.

•	a minimum, however, of four annual pensions.

3 -	Lump-sum settlement in the case of small pensions Where, at the beginning of an entitlement, the annual retirement pension or the disability income paid for total disability amounts to less than 10%, the spouse’s or unmarried partner’s pension to less than 6% and the orphan’s or children’s benefit to less than 2% of the minimum AHV retirement pension, the pension will be replaced by a one-off lump-sum payment.

No lump-sum payment is made in the case of a mandatory conversion into a retirement pension following a purchase within three years prior to retirement.

4 -	Effects of the lump-sum payment

All entitlements to benefits provided in accordance with the law and the pension fund regulations cease for the portion drawn as a lump sum.

Art. 35	Cost of living adjustment

1 -	Mandatory adjustment of statutory survivors’ and disability pensions

The statutory survivors’ and disability pensions are adjusted to the cost of living until the statutory reference age is reached, as directed by the Federal Council. The first adjustment will take place after a period of three years, on 1 January of the following calendar year.

2 -	Voluntary adjustment of current pensions

Retirement pensions, and survivors’ and disability pensions which are not required to be adjusted in accordance with cl. 1, shall be adjusted to the cost of living in line with the Vorsorgewerk’s financial resources.

To the extent permitted by the Vorsorgewerk’s financial resources, the Administrative Board decides each year whether and to what degree an adjustment will be made and communicates its decision by the end of October at the latest. The adjustment is made on 1 January of the following year as a one-off payment, in addition to the pension benefit.

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F.	Relationship to third parties

Art. 36	Coordination with accident and military insurance

1 -	Entitlement

The entitlement to disability or survivors’ benefits exists irrespective of whether the claim occurs as the result of illness or accident. If entitlements arise from accident and illness at the same time, cl. 2 - 4 of this article shall apply only for entitlement arising from an accident.

2 -	Obligation to provide benefits under accident or military insurance

If there is an obligation to pay benefits under accident insurance according to the UVG or military insurance according to the MVG, the survivors’ and disability pensions and disabled person’s children’s benefit due under these pension fund regulations shall be limited to the statutory minimum, in the case of an annual salary up to the maximum UVG salary.

Entitlement only exists in so far as the benefits from occupational benefits together with other qualifying income do not exceed 90% of the estimated loss of earnings. The qualifying income is calculated according to the same principles as in the Article “Coordination with other insurance”.

3 -	Spouse’s pension: No pension benefits under accident or military insurance

If the surviving spouse does not receive a pension under accident insurance, he or she is entitled to the following benefit: to the spouse’s pension under the regulations, however up to the level of the benefit for widows’ pensions insured with the UVG or MVG. A lump-sum payment from the accident insurer is taken into account.

The surviving partner has the same entitlement to an unmarried partner’s pension as the surviving spouse to a spouse’s pension.

4 -	Commencement of benefit

A disability pension and disabled person’s children’s benefit is paid out at the earliest when the accident insurance or military insurance ceases paying daily benefits and starts paying disability income.

5 -	Reductions in benefits

There shall be no compensation for the reduction of other benefits undertaken when the statutory retirement age is attained, nor for the reduction or refusal of benefits by accident insurance or by military insurance due to an intentional wrongful act.

6 -	Persons not insured under the UVG

If a person admitted to the pension fund is not insured under the UVG, on a mandatory or voluntary basis, this person is to be notified to the foundation in writing. The insured person receives the statutory minimum benefits.

Entitlement only exists in so far as the benefits from occupational benefits, together with other qualifying income, do not exceed 90% of the estimated loss of earnings. The qualifying income is calculated according to the same principles as in the Article “Coordination with other insurance”.

7 -	Additional accident coverage

The following additional coverage may also be agreed.

Inclusion of accident coverage

The benefits under the regulations are paid, irrespective of whether a claim falls under the scope of the UVG or the MVG.

UVG coordination

In cases where the annual salary exceeds the maximum UVG salary, pensions in accordance with the regulations are insured for the portion of the salary exceeding the UVG maximum.

Additional accident coverage is set out in the pension plan.

Art. 37	Coordination with other insurance

1 -	Coordination with other insurance

Pensions and lump-sum settlements from different social security schemes are granted, subject to overindemnification. Pensions and lump-sum settlements are granted in accordance with the provisions of the respective act and in the following order:

•	retirement and survivors’ insurance or disability insurance

•	military insurance or accident insurance

•	occupational benefits

2 -	Reductions in benefits

Overindemnification

The foundation reduces benefits if, together with other qualifying income, they exceed 90% of the estimated loss of earnings.

Temporary extension of cover in accordance with Art. 26a of the BVG

The foundation reduces the disability income in accordance with the reduction in the degree of disability, but only to the extent that the reduction is offset by supplementary income of the insured person.

Insured event resulting from intentional act

No compensation is paid if the AHV and IV reduce or refuse a benefit as a result of intentional causation of the insured event.

3 -	Qualifying income

Qualifying income includes benefits of the same type and purpose as are being paid to the entitled person as a result of the damaging event, such as pensions or lump-sum payments equivalent to the paid-up value of a pension from Swiss and foreign social security and employee benefits institutions, daily allowances from mandatory insurance and daily allowances from voluntary insurance if at least half -financed by the employer. Third-party liability payments are also included provided the foundation waives their enforcement. Attendance allowances and compensation for grievous and permanent bodily and/or mental injury, settlements, assistance contributions and similar benefits do not count as qualifying income.

In addition, any earned income, or replacement income which can still be reasonably expected to be earned or received by recipients of disability benefits will be counted, apart from the additional income earned during participation in reintegration measures as per Art. 8a IVG. An orphan’s benefit is also taken into account for recipients of a spouse’s pension.

Art. 38	Third-party liability

The foundation acts on behalf of the insured person, his or her survivors and other beneficiaries vis-à-vis third parties who are liable for the insured event at the time of its occurrence and in accordance with these pension fund regulations.

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G.	Final provisions

Art. 39	Changes

1 -	Changes to the pension plan and to the pension fund regulations

The Administrative Board may amend the pension plan within the framework of the pension plans offered by the foundation.

The pension fund regulations may be modified at any time by the Board of Trustees.

Beneficiaries’ entitlements already acquired are not affected by an amendment. Any changes following divorce remain reserved.

2 -	Amendments due to legal requirements

The above does not apply to amendments to the pension fund regulations due to changes in legal requirements, decisions by the Swiss Federal Supreme Court and for the purposes of complying with supervisory and tax requirements.

3 -	Change in pension provider

In the event of a change of employee benefits institution, the accumulated retirement savings/mathematical reserve earn interest from the maturity date until transfer to the new employee benefits institution at the then applicable interest rates for the retirement savings in accordance with the pension fund regulations. Any additional default interest and damages are excluded.

Art. 40	Effective date

1 -	Effective date

These pension fund regulations enter into force as of 1 January 2024 and replace all previous provisions. They will be communicated to every person admitted to the employee benefits.

2 -	Benefits prior to effective date

When these pension fund regulations come into force, all previous stipulations shall become null and void for all persons who were not entitled to retirement, disability or death benefits under the previous pension fund regulations. The following are deemed to be insured events

•	death

•	the beginning of an incapacity to work, the cause of which leads to disability or death

•	retirement.

The pension fund regulations at the time of retirement apply to the insured event of old age and to the benefits triggered by the death of the recipient of retirement benefits.

For persons for whom the insured event of disability arose before 1 January 2024, the insured event of retirement shall be deemed to have occurred when they reach the reference age in accordance with the regulatory basis valid until 31 December 2023. For persons for whom the insured event of disability arose after 31 December 2023, the insured event of retirement shall be deemed to have occurred upon reaching the reference age in accordance with the regulatory basis valid at the time of the onset of the insured event of disability.

If an insured event occurs, the benefits insured on the key date are paid out. Any changes following divorce remain reserved.

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Appendix I

Encouraging home ownership

Art. 1	Prepayment and pledging

1 -	Prepayment and pledging

The insured person may make a prepayment or pledge up to one month prior to retirement or at the latest one month prior to the reference age stipulated in the regulations or up to the commencement of entitlement to disability benefits:

•	to purchase his or her own home

•	to purchase participation certificates in a housing cooperative or similar participation

•	to repay a mortgage loan

if he or she uses the property as his or her own residence or normal place of abode.

A prepayment or pledge is only possible for the active portion of the insurance.

2 -	Maximum amount

The maximum amount of a prepayment or a pledge is set out as follows:

•	Until completion of the 50th year of age: the vested benefits at the time of the prepayment or pledge

•	After completion of the 50th year of age: the higher of the following amounts at the time of prepayment or pledge:

-	the vested benefits at the time of completion of the 50th year of age or

-	half of the vested benefits.

3 -	Date of payment

The foundation shall pay out the prepayment within six months, but no earlier than the date requested by the insured person, and no later than the date the retirement benefits are payable. Payment is made directly to the entitled party he or she has designated following presentation of the necessary documents and in agreement with the insured person.

Art. 2	Repayment

1 -	Repayment

The insured person may repay the prepayment or the proceeds from the realisation of a pledge as a lump sum or in instalments:

•	up to one month prior to retirement or at the latest one month prior to the reference age stipulated in the regulations, or

•	up to the commencement of entitlement to disability benefits (excluding the active portion of the insurance), or

•	up to the cash payment of the vested benefit.

2 -	Obligation to repay

The insured person is obliged to repay the prepayment in a lump sum if

•	the residential property is sold

•	a third party is granted rights to the residential property which are equivalent to the sale of the property.

Art. 3	Amounts

1 -	Minimum prepayment amount

The minimum amount of a prepayment is CHF 20 000.

This does not apply to the acquisition of participation certificates in a housing cooperative or similar participations.

2 -	Minimum repayment amount

The minimum amount of a repayment is CHF 10 000.

Should the outstanding amount be less than the minimum amount, the repayment is made in a single sum.

Art. 4	Impact on employee benefits

1 -	Prepayment

The prepayment sum reduces the mandatory and supplementary portions of the accumulated retirement savings in line with the percentage share they represent of the total retirement savings. The retirement, disability and death benefits will decrease accordingly if the retirement savings are used to determine these benefits.

Supplementary insurance to bridge the gap in coverage for disability and death benefits can be taken out with Swiss Life Ltd. Costs for supplementary insurance must be borne by the insured person.

To avoid overindemnification, the benefits under the regulations are reduced after taking into account the benefits which would have been due if a prepayment had not taken place; see Article “Coordination with other insurances” in the Pension fund regulations.

2 -	Repayment of prepayment

Repayment of the prepayment increases the mandatory and supplementary portions of the accumulated retirement savings in line with the percentage they represent of the total retirement savings. The benefits are calculated in accordance with the pension fund regulations in force at the time of the repayment.

3 -	Pledging and realising a pledge

Benefits are not reduced in the case of a pledge. Realising a pledge has the same effect as a prepayment.

Art. 5	Taxes

The prepayment or the proceeds from realisation of a pledge are subject to tax as a lump-sum benefit at the time of payment.

If the prepayment or the proceeds from the realisation of a pledge are repaid in full or in part, the tax paid on the amount, without interest, may be reclaimed from the cantonal authorities concerned, within a period of three years following repayment, upon written application.

Art. 6	Costs

The following costs are invoiced to the insured person:

•	Implementing prepayment for home ownership: CHF 500

•	Implementing pledge for home ownership: CHF 300

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Art. 7	Further stipulations

1 -	Written consent of married persons

A prepayment or pledge requires the written consent of the spouse.

2 -	Pledging

The consent of the pledge holder is required in the following cases:

•	for cash payment of the vested benefits

•	for payment of the employee benefits

•	for transfer of the vested benefit in the event of divorce or the legal dissolution of a registered partnership.

The foundation must be notified of the pledge in writing.

3 -	Another prepayment

Another prepayment is possible at the earliest after a period of five years since the previous one.

4 -	Compliance with Pension fund regulations and legal provisions

The Article “Purchase” in the Pension fund regulations must be followed in the case of a prepayment or pledge. The legal provisions of the Occupational Pensions Act (BVG) and the Ordinance on the Use of Occupational Pensions Savings for Home Ownership (WEFV) apply in all other respects.

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Appendix II

Modalities and financing early retirement

1 -	Basis

The insured person can purchase additional benefits to fully or partially fill the gap in retirement benefits following early retirement. The restrictions described for purchases also apply here.

The insured person can finance early retirement if at the time of purchase:

•	vested benefits, where stipulated, have been brought into the employee benefits plan

•	all possible purchases have been made to improve the insurance coverage

•	any prepayment for home ownership has been repaid in full

In order to finance early retirement, the insured person must notify the foundation in writing of the planned retirement age and open a special account. The balance on the special account is treated like the supplementary portion of the retirement savings and earns interest accordingly.

2 -	Maximum purchase sums for the special account

The maximum possible purchase sum corresponds to the amount required to finance the difference between

•	the regulatory retirement benefit which would have resulted at the reference age stipulated in the regulations and

•	the reduced retirement pension which would have arisen at early retirement reduced by

•	vested-benefit-type assets within the employee benefits plan

•	vested benefit entitlements/savings which have not been paid into the employee benefits plan

•	the part of the assets for tax-qualified provisions that must be taken into account according to the law provided these funds have not already been taken into account.

The insured person must report such assets before purchase. The foundation shall not be liable for the consequences resulting from a failure to report the relevant information.

Regulatory retirement pension:

The regulatory retirement pension is calculated by converting the retirement savings at the time of purchase on the basis of the current insured salary extrapolated to the reference age stipulated in the regulations with interest and retirement credits. Retirement credits and the applicable conversion rate can be found in the pension plan.

Reduced retirement pension:

The reduced retirement pension is calculated from the projected retirement savings at the time of purchase based on the conversion of the current insured salary at the relevant early retirement age plus interest and retirement credits. The retirement credits and applicable reduced conversion rate are given in the pension plan.

The calculation of the retirement pensions is based on the applicable conversion rates at time of calculation and an assumed interest rate, which is given in the pension certificate.

3 -	Retirement after the planned age of early retirement

If the insured person continues to work after the originally planned early retirement age, this must be reported immediately to the foundation along with the new retirement age. The maximum purchase sum for the special account is recalculated.

If, on the date of actual retirement, the assets in the special account are higher than the gaps in coverage to be financed, the special account is used in the following order:

•	to purchase additional benefits to fill gaps in coverage

•	the remaining amount is used to further finance retirement benefits up to the maximum amount of 5% of the benefits target under the regulations

•	the remaining amount is used to purchase a bridging pension up to the amount of the maximum AHV/AVS retirement pension for the period between the actual retirement and the statutory reference age.

•	the remaining amount for payment of the normal employee contributions during the period of deferred retirement.

Any remaining amount reverts to the respective Vorsorgewerk.

4 -	Payments from the special account

Prepayment for home ownership purposes/Spouse’s entitlement upon divorce

The mandatory and supplementary retirement savings are reduced proportionally for early withdrawals to purchase property and vested benefits transfers following divorce. Funds from the supplementary retirement savings must first be drawn from the special account. The mandatory and supplementary retirement savings are increased proportionally by a repayment. Repayment for the supplementary retirement savings comes first to the supplementary retirement savings any excess is credited to the special account.

Lump-sum death benefit

Upon the death of an insured person, the special account is paid out to the survivors as an additional lump-sum death benefit.

Disability

For the period that the insured person is entitled to full disability income, the savings are retained in the special account. It is paid out in a lump sum as a retirement benefit upon retirement. In the case of partial disability, these provisions apply to the disability portion of the insurance.

Vested benefit

If the insured person is entitled to a vested benefit, the accumulated savings will become payable as an additional vested benefit.

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Appendix III

Modalities and financing AHV bridging pension

1 -	Basis

An insured person can finance an AHV/AVS bridging pension through purchases. It is for a limited term starting when the insured person retires. It is not possible to draw the AHV/AVS bridging pension as a lump sum.

Entitlement to an AHV/AVS bridging pension expires at the latest on the death of the insured person.

An ongoing AHV/AVS bridging pension cannot be adjusted either in terms of amount or duration.

2 -	Amount

The amount of the AHV bridging pension is at the discretion of the insured person, provided it is no higher than the maximum ordinary AHV old-age pension.

3 -	Financing

The amount of the maximum possible purchase sum corresponds to the amount required to finance the maximum ordinary AHV/AVS bridging pension from the onset of the planned early retirement until reaching the statutory reference age.

To finance the AHV bridging pension through purchases, the insured person must notify the foundation of their planned retirement age in writing and open a special account for AHV bridging pension purchases. The balance on the special account is treated like the supplementary portion of the retirement savings and earns interest accordingly.

The same restrictions apply to purchases to finance the AHV bridging pension as for purchases to improve benefits coverage.

The insured person can make purchases to finance the AHV bridging pension, if at time of purchase:

•	vested benefits, where stipulated, have been brought into the employee benefits plan

•	all possible purchases (including financing of early retirement) to improve benefits coverage have been made

•	any prepayment for home ownership has been repaid in full.

4 -	Payments from the special account for AHV bridging pension purchases

Prepayment of home ownership / Spouse’s entitlement upon divorce

The mandatory and supplementary retirement savings are reduced proportionally for early withdrawals to purchase property and vested benefits transfers following divorce. Funds from the supplementary retirement savings are first taken from the special account for AHV bridging pension purchases and then from the special account for financing early retirement.

In the event of a repayment, the obligatory and supplementary retirement savings are increased proportionally. A repayment in favour of supplementary retirement savings is made first to the supplementary retirement savings, any excess is credited to the special account for financing early retirement and then to the special account for AHV bridging pension purchases.

Lump-sum death benefit

In the event of an insured person’s death prior to the start of the AHV bridging pension, the balance on the special account for AHV bridging pension purchases is paid to the survivors as additional lump-sum death benefit (refund).

In the event of the death of an insured person during receipt of the AHV bridging pension, the present value of the as yet unpaid AHV bridging pension is paid out to the survivors as a supplementary lump-sum death benefit (refund).

Disability

Provided the insured person is entitled to full disability income, the balance remains in the special account for AHV bridging pension purchases. It is paid out as a lump sum as a retirement benefit when the retirement age stipulated in the regulations is reached.

Vested benefit

If the insured person is entitled to vested benefit, the balance in the special account for AHV bridging pension purchases becomes due as additional vested benefit.

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Appendix IV

Glossary

Definitions	Notes
Active and disability portion of the insurance (difference)

Active portion:

describes the portion for which the insured person is employed. Salary increases, purchases, etc., are possible in this portion.

Disability portion:

describes the portion for which the insured person receives a replacement income (generally a pension). Salary increases, purchases, etc., are not possible.

Survivors and survivors’ benefits	In these pension fund regulations, these terms are understood to mean • the entitled persons and • the pension due (such as spouse’s pension, orphan’s benefit) upon the death of the insured person.
Individual mathematical reserve for spouse’s/unmarried partner’s pension	The individual mathematical reserve matches at least the capital requirement to finance the spouse’s or unmarried partner’s pension. It does however correspond to the available retirement savings if they are higher than the capital required to finance the spouse’s or unmarried partner’s pension.
Mandatory and supplementary (difference)	Mandatory: describes all benefits and regulations specified in the BVG. Supplementary: describes all benefits and regulations which exceed the BVG.
Part-time employment and partial retirement (difference)	Part-time employment: Reduced working hours. Partial retirement: Reduction in working hours and simultaneous payment of retirement benefits.

Abbreviations

AHV	Old age and surviving dependants insurance (state benefits)
ATSG	Federal Law on the General Principles of Social Security Law
BVG	Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans
DSG	Federal Act on Data Protection
FZG	Federal Law on Vested Benefits
IV	Disability insurance (state benefits)
IVG	Federal Law on Disability Insurance
MVG	Federal Law on Military Insurance
OR	Swiss Code of Obligations
PartG	Federal Registered Partnerships Act
UVG	Federal Law on Accident Insurance
WEFV	Ordinance on the Use of Occupational Pension Savings for Home Ownership

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